UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 7, 2024

Date of Report (Date of earliest event reported)

1-13948

(Commission file number)

MATIV HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	62-1612879
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

100 Kimball Place, Suite 600
Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)

1-770-569-4229

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act. (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act. (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act. (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act. (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	MATV	New York Stock Exchange

☐ Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

Indenture for 8.000% Senior Notes Due 2029

On October 7, 2024, Mativ Holdings, Inc. (the “Company”) closed its previously announced private offering of $400,000,000 of its 8.000% Senior Notes due 2029 (the “Notes”). The Notes were sold in a private placement in reliance on Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to a purchase agreement between the Company, certain subsidiaries of the Company and J.P. Morgan Securities LLC, as representative of the initial purchasers. The Notes are senior unsecured obligations of the Company and are guaranteed on a senior unsecured basis by each of the Company’s existing and future wholly-owned subsidiaries that is a borrower under or that guarantees obligations under the Company’s senior secured credit facilities or that guarantees certain other indebtedness, subject to certain exceptions.

The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of October 7, 2024, among the Company, the guarantors listed therein and Wilmington Trust, National Association, as trustee. The Indenture provides that interest on the Notes will accrue from October 7, 2024 and is payable semi-annually in arrears on April 1 and October 1 of each year, beginning on April 1, 2025, and the Notes mature on October 1, 2029, subject to earlier repurchase or redemption.

At any time prior to October 1, 2026, the Company may redeem some or all of the Notes at a price equal to 100.000% of the principal amount thereof, plus a “make-whole” premium as set forth in the Indenture, together with accrued and unpaid interest, if any, to, but excluding, the redemption date. The Company may redeem some or all of the Notes at any time on or after October 1, 2026, at the applicable redemption price (expressed as percentages of principal amount of the Notes to be redeemed) set forth below, together with accrued and unpaid interest, if any, to, but excluding, the redemption date, if redeemed during the 12-month period beginning on October 1 of each of the years indicated below.

Year	Percentage
2026	104.000%
2027	102.000%
2028 and thereafter	100.000%

In addition, the Company may redeem up to 40.000% of the original aggregate principal amount of the Notes at any time prior to October 1, 2026 with the proceeds of certain equity offerings at a redemption price equal to 108.000% of the principal amount of the Notes, together with accrued and unpaid interest, if any, to, but excluding, the redemption date. In the event of certain events that constitute a Change of Control Triggering Event (as defined in the Indenture), the Company must offer to repurchase all of the Notes (unless otherwise redeemed) at a price equal to 101.000% of their aggregate principal amount, plus accrued and unpaid interest thereon, if any, to, but excluding, the date of repurchase. If the Company sells assets under certain circumstances and does not use the proceeds for specified purposes, the Company will be required to make an offer to repurchase the Notes at 100.000% of their principal amount, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Indenture contains certain covenants that, among other things, limit the Company’s ability and the ability of its restricted subsidiaries to incur additional indebtedness, make certain dividends, repurchase Company stock or make other distributions, make certain investments, create liens, transfer or sell assets, merge or consolidate and enter into transactions with the Company’s affiliates. These covenants are subject to a number of important exceptions and qualifications set forth in the Indenture. Most of these covenants will be suspended for so long as the Notes have investment grade ratings from any two of S&P Global Ratings, a division of S&P Global Inc., Moody’s Investors Service, Inc. and Fitch Ratings, Inc., and no default or event of default has occurred and is continuing under the Indenture.

The Indenture also contains certain customary events of default, including failure to make payments in respect of the principal amount of the Notes, failure to make payments of interest on the Notes when due and payable, failure to comply with certain covenants and agreements and certain events of bankruptcy or insolvency. If any of these events of default were to occur, it would permit or require the principal, premium, if any, interest and other monetary obligations on all the then outstanding Notes to be due and payable immediately.

The Notes and the related guarantees have not been and will not be registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States without registration or an applicable exemption from registration requirements under the Securities Act and any applicable securities laws of any other jurisdiction. The Company does not intend to issue registered notes and guarantees in exchange for the Notes and the related guarantees.

Use of Proceeds

The Company expects to use the net proceeds from the offering of the Notes (i) to redeem its 6.875% Senior Notes due 2026 (“2026 Notes”) and (ii) to repay approximately $43 million aggregate principal amount of outstanding borrowings under the term loan B facility under its credit agreement.

Certain of the initial purchasers and their affiliates have engaged, and may in the future engage, in investment banking, commercial banking and other financial advisory and commercial dealings with the Company and its affiliates, for which they have received and may continue to receive customary fees and reimbursements of expenses. Certain of the initial purchasers and/or their affiliates are lenders and/or agents under the Company’s senior credit facilities and/or holders of the 2026 Notes and, accordingly, will receive a portion of the net proceeds from the offering.

The preceding description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by the terms and conditions of the Indenture and the Notes, which are filed as Exhibit 4.1 hereto and incorporated herein by reference. This Current Report on Form 8-K does not constitute an offer to redeem or sell any of the 2026 Notes and does not constitute an offer to purchase the 2026 Notes or a notice of satisfaction and discharge with respect to the 2026 Notes.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description of Exhibit

4.1	Indenture, dated as of October 7, 2024, among Mativ Holdings, Inc., the guarantors listed therein and Wilmington Trust, National Association (including the form of Note attached as an exhibit thereto).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATIV HOLDINGS, INC.
(Registrant)

By:	/s/ Greg Weitzel
Greg Weitzel
Executive Vice President and Chief Financial Officer

Dated: October 7, 2024